UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2013

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, Augme Technologies, Inc. (the "Company") issued a press release indicating that Ivan Braiker, currently the Company's President, will become the Company's Chief Executive Officer on March 1, 2013.  Mr. Braiker will replace Robert F. Hussey, who will separate from service both as the Company's Chief Executive Officer and as a director on March 1, 2013.

Information about Mr. Braiker's age and employment history is incorporated herein by reference from the press release attached to this Current Report as exhibit 99.1.

There are no family relationships between Mr. Braiker and any of our officers and directors.

Information about the related party transactions entered into between the Company and Mr. Braiker is incorporated by reference to this Current Report from the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 8, 2012.

Item 8.01

Other Events

On February 25, 2013 the Company issued a press release disclosing Mr. Hussey's separation from service and Mr. Braiker's appointment as Chief Executive Officer.  A copy of the press release is attached to this Current Report as exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release issued February 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: February 25, 2013	By:	/s/ Thomas J. Virgin
Thomas J. Virgin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued February 25, 2013